Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES THIRD QUARTER 2022 RESULTS
Third quarter 2022 net income of $41.4 million and net income available to common stockholders of $37.1 million, or $0.74 per diluted share
Achieved year-over-year operating leverage ahead of guidance

DALLAS - October 19, 2022 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the third quarter of 2022.
Net income available to common stockholders was $37.1 million, or $0.74 per diluted share, for the third quarter of 2022, compared to $29.8 million, or $0.59 per diluted share, for the second quarter of 2022 and $39.1 million, or $0.76 per diluted share, for the third quarter of 2021.
“The quarterly financial results demonstrate dedication towards our stated goals as we achieved year-over-year quarterly operating leverage,” said Rob C. Holmes, President and CEO. “Additionally, we calibrated our capital and expenses and built a financially resilient balance sheet with strong reserves and capital geared towards supporting our clients through market and rate driven cycles.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	3rd Quarter	2nd Quarter	3rd Quarter
	2022	2022	2021
OPERATING RESULTS
Net income	$41,418	$34,159	$43,390
Net income available to common stockholders	$37,105	$29,847	$39,078
Diluted earnings per common share	$0.74	$0.59	$0.76
Diluted common shares	50,418	50,802	51,140
Return on average assets	0.52%	0.44%	0.47%
Return on average common equity	5.36%	4.35%	5.41%

BALANCE SHEET
Loans held for investment	$14,878,959	$17,517,866	$15,221,404
Loans held for investment, mortgage finance	4,908,822	6,549,507	8,528,313
Total loans held for investment	19,787,781	24,067,373	23,749,717
Loans held for sale	3,142,178	4,266	9,660
Total assets	30,408,513	32,338,963	36,404,320
Non-interest bearing deposits	11,494,685	12,555,367	14,970,462
Total deposits	24,498,563	25,440,021	29,813,668
Stockholders’ equity	2,885,775	3,006,832	3,147,752

THIRD QUARTER 2022 COMPARED TO SECOND QUARTER 2022
For the third quarter of 2022, net income available to common stockholders was $37.1 million, or $0.74 per diluted share, compared to $29.8 million, or $0.59 per diluted share, for the second quarter of 2022.
We recorded a $12.0 million provision for credit losses for the third quarter of 2022, compared to a $22.0 million provision for credit losses for the second quarter of 2022. The $12.0 million provision for credit losses recorded in the third quarter of 2022 resulted primarily from updated views on the downside risks to the economic forecast, partially offset by a decline in criticized loans.
Net interest income was $239.1 million for the third quarter of 2022, compared to $205.5 million for the second quarter of 2022. The increase in net interest income was primarily due to an increase in yields on earning assets, partially offset by an increase in funding costs. Net interest margin for the third quarter of 2022 was 3.05%, an increase of 37 basis points from the second quarter of 2022. Loans held for investment (“LHI”), excluding mortgage finance, yields increased 108 basis points from the second quarter of 2022 and LHI, mortgage finance yields increased 54 basis points from the second quarter of 2022. Total cost of deposits was 0.93% for the third quarter of 2022, a 60 basis point increase from the second quarter of 2022.
Non-interest income for the third quarter of 2022 decreased $909,000, or 3%, compared to the second quarter of 2022, primarily due to decreases in brokered loan fees and investment banking and trading income, partially offset by an increase in other non-interest income.
Non-interest expense for the third quarter of 2022 increased $32.7 million, or 20%, compared to the second quarter of 2022. The third quarter of 2022 included $13.7 million in salaries and benefits expense and $3.0 million in legal and professional expense related to the sale of our insurance premium finance subsidiary. The remaining increase in non-interest expense for the third quarter of 2022 was primarily due to an increase in salaries and benefits expense resulting from an increase in headcount.
THIRD QUARTER 2022 COMPARED TO THIRD QUARTER 2021
Net income available to common stockholders was $37.1 million, or $0.74 per diluted share, for the third quarter of 2022, compared to $39.1 million, or $0.76 per diluted share, for the third quarter of 2021.
The third quarter of 2022 included a $12.0 million provision for credit losses, resulting primarily from updated views on the downside risks to the economic forecast, partially offset by a decline in criticized loans, compared to a $5.0 million provision for credit losses for the third quarter of 2021.
Net interest income increased to $239.1 million for the third quarter of 2022, compared to $190.5 million for the third quarter of 2021, primarily due to an increase in yields on average earning assets, partially offset by an increase in funding costs. Net interest margin increased 94 basis points to 3.05% for the third quarter of 2022, as compared to the third quarter of 2021. LHI, excluding mortgage finance, yields increased 141 basis points compared to the third quarter of 2021 and LHI, mortgage finance yields increased 103 basis points from the third quarter of 2021. Total cost of deposits increased 74 basis points compared to the third quarter of 2021.
Non-interest income for the third quarter of 2022 increased $554,000, or 2%, compared to the third quarter of 2021. The increase was primarily due to increases in service charges on deposit accounts and investment banking and trading income, as well as the elimination of net losses recorded in the prior year on the sale of loans held for sale, partially offset by decreases in brokered loan fees and other non-interest income.
Non-interest expense for the third quarter of 2022 increased $44.1 million, or 29%, compared to the third quarter of 2021. The third quarter of 2022 included $13.7 million in salaries and benefits expense and $3.0 million in legal and professional expense related to the sale of our insurance premium finance subsidiary. Also contributing to the increase in non-interest expense were increases in salaries and benefits expense, resulting from an increase in headcount, and marketing expense, partially offset by a decrease in communications and technology expense related to the elimination of write-offs of certain software assets recorded in the prior year.
CREDIT QUALITY
We recorded $2.7 million in net charge-offs during the third quarter of 2022, compared to net charge-offs of $2.6 million and of $3.1 million during the second quarter of 2022 and the third quarter of 2021, respectively. Criticized loans totaled $484.0 million at September 30, 2022, compared to $603.5 million at June 30, 2022 and $728.9 million at September 30, 2021. Non-accrual LHI totaled $35.9 million at September 30, 2022, compared to $50.5 million at June 30, 2022 and $87.5 million at September 30, 2021. The ratio of non-accrual LHI to total LHI for the third quarter of 2022 was 0.18%, compared to 0.21% for the second quarter of 2022 and 0.37% for the third quarter of 2021.
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of September 30, 2022. Our CET 1, tier 1 capital, total capital and leverage ratios were 11.1%, 12.6%, 15.2% and 10.7%, respectively, at September 30, 2022, compared to 10.5%, 11.9%, 14.4% and 10.7%, respectively, at June 30, 2022 and 10.7%, 12.2%, 14.9% and 9.0% at September 30, 2021. At September 30, 2022, our ratio of tangible common equity to total tangible assets was 8.5%, compared to 8.3% at June 30, 2022 and 7.8% at September 30, 2021.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “become,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Several factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, credit quality and risk, the COVID-19 pandemic, industry and technological changes, uncertainties related to our sale of BankDirect Capital Finance, LLC, cyber incidents or other failures, disruptions or security breaches, interest rates, commercial and residential real estate values, economic conditions, including inflation, recession, the threat of recession, and market conditions in Texas, the United States or globally, including governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, ratings or interpretations, business strategy execution, key personnel, competition, mortgage markets, fraud, environmental liability and severe weather, natural disasters, acts of war, terrorism, global conflict or other external events.
These and other factors that could cause actual results for TCBI on a consolidated basis to differ materially from those described in the forward-looking statements, including a discussion of the risks and uncertainties that may affect TCBI’s business, can be found in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2022	2022	2022	2021	2021
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$322,071	$242,349	$208,530	$219,892	$216,589
Interest expense	82,991	36,818	24,983	25,860	26,053
Net interest income	239,080	205,531	183,547	194,032	190,536
Provision for credit losses	12,000	22,000	(2,000)	(10,000)	5,000
Net interest income after provision for credit losses	227,080	183,531	185,547	204,032	185,536
Non-interest income	25,333	26,242	20,282	31,459	24,779
Non-interest expense	197,047	164,303	153,092	146,649	152,987
Income before income taxes	55,366	45,470	52,737	88,842	57,328
Income tax expense	13,948	11,311	13,087	23,712	13,938
Net income	41,418	34,159	39,650	65,130	43,390
Preferred stock dividends	4,313	4,312	4,313	4,313	4,312
Net income available to common stockholders	$37,105	$29,847	$35,337	$60,817	$39,078
Diluted earnings per common share	$0.74	$0.59	$0.69	$1.19	$0.76
Diluted common shares	50,417,884	50,801,628	51,324,027	51,208,161	51,139,555

CONSOLIDATED BALANCE SHEET DATA
Total assets	$30,408,513	$32,338,963	$31,085,377	$34,731,738	$36,404,320
Loans held for investment	14,878,959	17,517,866	15,849,434	15,331,457	15,221,404
Loans held for investment, mortgage finance	4,908,822	6,549,507	5,827,965	7,475,497	8,528,313
Loans held for sale	3,142,178	4,266	8,085	8,123	9,660
Interest bearing cash and cash equivalents	3,399,638	4,032,931	5,136,680	7,765,996	8,317,926
Investment securities	3,369,622	3,552.699	3,642,015	3,583,808	3,663,874
Non-interest bearing deposits	11,494,685	12,555,367	13,434,723	13,390,370	14,970,462
Total deposits	24,498,563	25,440,021	25,377,938	28,109,365	29,813,668
Short-term borrowings	1,701,480	2,651,536	1,427,033	2,202,832	2,203,470
Long-term debt	930,766	917,098	929,414	928,738	928,062
Stockholders’ equity	2,885,775	3,006,832	3,090,038	3,209,616	3,147,752

End of period shares outstanding	49,897,726	49,878,041	50,710,441	50,618,494	50,605,626
Book value	$51.82	$54.27	$55.02	$57.48	$56.27
Tangible book value(1)	$51.48	$53.93	$54.68	$57.14	$55.93

SELECTED FINANCIAL RATIOS
Net interest margin	3.05%	2.68%	2.23%	2.12%	2.11%
Return on average assets	0.52%	0.44%	0.47%	0.69%	0.47%
Return on average common equity	5.36%	4.35%	4.97%	8.36%	5.41%
Non-interest income to average earning assets	0.33%	0.34%	0.25%	0.34%	0.27%
Efficiency ratio(2)	74.5%	70.9%	75.1%	65.0%	71.1%
Non-interest expense to average earning assets	2.53%	2.16%	1.86%	1.60%	1.69%
Tangible common equity to total tangible assets(3)	8.5%	8.3%	8.9%	8.3%	7.8%
Common Equity Tier 1	11.1%	10.5%	11.5%	11.1%	10.7%
Tier 1 capital	12.6%	11.9%	13.0%	12.6%	12.2%
Total capital	15.2%	14.4%	15.7%	15.3%	14.9%
Leverage	10.7%	10.7%	9.9%	9.0%	9.0%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	September 30, 2022	September 30, 2021	% Change
Assets
Cash and due from banks	$240,609	$217,125	11%
Interest bearing cash and cash equivalents	3,399,638	8,317,926	(59)%
Available-for-sale debt securities	2,380,774	3,623,266	(34)%
Held-to-maturity debt securities	955,875	—	100%
Equity securities	32,973	40,608	(19)%
Investment securities	3,369,622	3,663,874	(8)%
Loans held for sale	3,142,178	9,660	N/M
Loans held for investment, mortgage finance	4,908,822	8,528,313	(42)%
Loans held for investment	14,878,959	15,221,404	(2)%
Less: Allowance for credit losses on loans	234,613	221,957	6%
Loans held for investment, net	19,553,168	23,527,760	(17)%
Mortgage servicing rights, net	—	1,158	(100)%
Premises and equipment, net	27,180	21,119	29%
Accrued interest receivable and other assets	648,172	628,335	3%
Other assets held for sale	26,450	—	100%
Goodwill and intangibles, net	1,496	17,363	(91)%
Total assets	$30,408,513	$36,404,320	(16)%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$11,494,685	$14,970,462	(23)%
Interest bearing deposits	13,003,878	14,843,206	(12)%
Total deposits	24,498,563	29,813,668	(18)%
Accrued interest payable	18,465	8,920	107%
Other liabilities	297,900	302,448	(2)%
Other liabilities held for sale	75,564	—	100%
Short-term borrowings	1,701,480	2,203,470	(23)%
Long-term debt	930,766	928,062	—%
Total liabilities	27,522,738	33,256,568	(17)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at September 30, 2022 and 2021	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,840,022 and 50,606,043 at September 30, 2022 and 2021, respectively	509	506	1%
Additional paid-in capital	1,020,153	1,000,509	2%
Retained earnings	2,050,563	1,887,457	9%
Treasury stock - 942,296 and 417 shares at cost at September 30, 2022 and 2021, respectively	(50,031)	(8)	N/M
Accumulated other comprehensive loss, net of taxes	(435,419)	(40,712)	N/M
Total stockholders’ equity	2,885,775	3,147,752	(8)%
Total liabilities and stockholders’ equity	$30,408,513	$36,404,320	(16)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest income
Interest and fees on loans	$282,473	$202,748	$688,420	$616,153
Investment securities	15,002	10,235	46,969	31,040
Interest bearing cash and cash equivalents	24,596	3,606	37,561	9,500
Total interest income	322,071	216,589	772,950	656,693
Interest expense
Deposits	60,317	14,719	94,513	50,994
Short-term borrowings	10,011	748	15,628	3,842
Long-term debt	12,663	10,586	34,651	27,052
Total interest expense	82,991	26,053	144,792	81,888
Net interest income	239,080	190,536	628,158	574,805
Provision for credit losses	12,000	5,000	32,000	(20,000)
Net interest income after provision for credit losses	227,080	185,536	596,158	594,805
Non-interest income
Service charges on deposit accounts	5,701	4,622	17,726	13,972
Wealth management and trust fee income	3,631	3,382	11,594	9,380
Brokered loan fees	3,401	6,032	11,504	22,276
Servicing income	212	292	677	15,236
Investment banking and trading income	7,812	4,127	23,117	17,985
Net gain/(loss) on sale of loans held for sale	—	(1,185)	—	1,317
Other	4,576	7,509	7,239	26,605
Total non-interest income	25,333	24,779	71,857	106,771
Non-interest expense
Salaries and benefits	129,336	87,503	333,319	261,855
Occupancy expense	9,433	8,324	27,192	24,463
Marketing	8,282	2,123	21,765	5,720
Legal and professional	16,775	11,055	38,365	28,479
Communications and technology	18,470	28,374	48,819	58,695
Federal Deposit Insurance Corporation insurance assessment	3,953	4,500	11,252	16,339
Servicing-related expenses	—	2,396	—	27,740
Other	10,798	8,712	33,730	29,072
Total non-interest expense	197,047	152,987	514,442	452,363
Income before income taxes	55,366	57,328	153,573	249,213
Income tax expense	13,948	13,938	38,346	60,404
Net income	41,418	43,390	115,227	188,809
Preferred stock dividends	4,313	4,312	12,938	14,408
Net income available to common stockholders	$37,105	$39,078	$102,289	$174,401

Basic earnings per common share	$0.74	$0.77	$2.03	$3.45
Diluted earnings per common share	$0.74	$0.76	$2.00	$3.41

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2022	2022	2022	2021	2021
Allowance for credit losses on loans:
Beginning balance	$229,013	$211,151	$211,866	$221,957	$221,511
Loans charged-off:
Commercial	232	2,868	110	3,776	4,348
Energy	2,903	—	—	—	—
Real estate	—	—	350	—	—
Total charge-offs	3,135	2,868	460	3,776	4,348
Recoveries:
Commercial	113	219	217	1,933	1,104
Energy	289	—	755	601	42
Real estate	—	—	—	205	112
Total recoveries	402	219	972	2,739	1,258
Net charge-offs	2,733	2,649	(512)	1,037	3,090
Provision for credit losses on loans	8,333	20,511	(1,227)	(9,054)	3,536
Ending balance	$234,613	$229,013	$211,151	$211,866	$221,957

Allowance for off-balance sheet credit losses:
Beginning balance	$17,981	$16,492	$17,265	$18,211	$16,747
Provision for off-balance sheet credit losses	3,667	1,489	(773)	(946)	1,464
Ending balance	$21,648	$17,981	$16,492	$17,265	$18,211

Total allowance for credit losses	$256,261	$246,994	$227,643	$229,131	$240,168
Total provision for credit losses	$12,000	$22,000	$(2,000)	$(10,000)	$5,000

Allowance for credit losses on loans to total loans held for investment	1.19%	0.95%	0.97%	0.93%	0.93%
Allowance for credit losses on loans to average total loans held for investment	1.06%	1.02%	0.99%	0.91%	0.95%
Net charge-offs to average total loans held for investment(1)	0.05%	0.05%	(0.01)%	0.02%	0.05%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.03%	0.03%	0.03%	0.06%	0.33%
Total provision for credit losses to average total loans held for investment(1)	0.22%	0.39%	(0.04)%	(0.17)%	0.09%
Total allowance for credit losses to total loans held for investment	1.30%	1.03%	1.05%	1.00%	1.01%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2022	2022	2022	2021	2021
Non-accrual loans held for investment	$35,864	$50,526	$59,327	$72,502	$87,532
Non-accrual loans held for sale(1)	1,340	—	—	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$37,204	$50,526	$59,327	$72,502	$87,532

Non-accrual loans held for investment to total loans held for investment	0.18%	0.21%	0.27%	0.32%	0.37%
Total non-performing assets to total assets	0.12%	0.16%	0.19%	0.21%	0.24%
Allowance for credit losses on loans to non-accrual loans held for investment	6.5x	4.5x	3.6x	2.9x	2.5x

Loans held for investment past due 90 days and still accruing	$30,664	$3,206	$6,031	$3,467	$3,405
Loans held for investment past due 90 days to total loans held for investment	0.15%	0.01%	0.03%	0.02%	0.01%
Loans held for sale past due 90 days and still accruing(1)(2)	$4,877	$1,602	$3,865	$3,986	$3,808
(1)Third quarter 2022 includes $1.3 million in non-accrual loans and $3.1 million in loans past due 90 days and still accruing associated to our insurance premium finance subsidiary that were transferred from loans held for investment to loans held for sale as of September 30, 2022.
(2)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as loans held for sale and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2022	2022	2022	2021	2021
Interest income
Interest and fees on loans	$282,473	$218,290	$187,657	$204,379	$202,748
Investment securities	15,002	14,665	17,302	11,780	10,235
Interest bearing deposits in other banks	24,596	9,394	3,571	$3,733	$3,606
Total interest income	322,071	242,349	208,530	219,892	216,589
Interest expense
Deposits	60,317	20,566	13,630	14,513	14,719
Short-term borrowings	10,011	4,859	758	771	748
Long-term debt	12,663	11,393	10,595	10,576	10,586
Total interest expense	82,991	36,818	24,983	25,860	26,053
Net interest income	239,080	205,531	183,547	194,032	190,536
Provision for credit losses	12,000	22,000	(2,000)	(10,000)	5,000
Net interest income after provision for credit losses	227,080	183,531	185,547	204,032	185,536
Non-interest income
Service charges on deposit accounts	5,701	6,003	6,022	4,702	4,622
Wealth management and trust fee income	3,631	4,051	3,912	3,793	3,382
Brokered loan fees	3,401	4,133	3,970	5,678	6,032
Servicing income	212	228	237	277	292
Investment banking and trading income	7,812	11,126	4,179	6,456	4,127
Net gain/(loss) on sale of loans held for sale	—	—	—	—	(1,185)
Other	4,576	701	1,962	10,553	7,509
Total non-interest income	25,333	26,242	20,282	31,459	24,779
Non-interest expense
Salaries and benefits	129,336	103,885	100,098	89,075	87,503
Occupancy expense	9,433	8,874	8,885	8,769	8,324
Marketing	8,282	8,506	4,977	4,286	2,123
Legal and professional	16,775	11,288	10,302	12,673	11,055
Communications and technology	18,470	15,649	14,700	16,490	28,374
Federal Deposit Insurance Corporation insurance assessment	3,953	3,318	3,981	4,688	4,500
Servicing-related expenses	—	—	—	25	2,396
Other	10,798	12,783	10,149	10,643	8,712
Total non-interest expense	197,047	164,303	153,092	146,649	152,987
Income before income taxes	55,366	45,470	52,737	88,842	57,328
Income tax expense	13,948	11,311	13,087	23,712	13,938
Net income	41,418	34,159	39,650	65,130	43,390
Preferred stock dividends	4,313	4,312	4,313	4,313	4,312
Net income available to common shareholders	$37,105	$29,847	$35,337	$60,817	$39,078

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	3rd Quarter 2022			2nd Quarter 2022			1st Quarter 2022			4th Quarter 2021			3rd Quarter 2021
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$3,509,044	$15,002	1.58%	$3,543,576	$15,065	1.60%	$3,669.257	$17,743	1.91%	$3,608,503	$12,225	1.34%	$3,775,812	$10,684	1.12%
Interest bearing cash and cash equivalents	4,453,806	24,596	2.19%	4,747,377	9,394	0.79%	8,552,300	3,571	0.17%	9,760,735	3,733	0.15%	9,046,095	3,606	0.16%
Loans held for sale	1,029,983	11,316	4.36%	8,123	62	3.07%	7,633	113	6.01%	8,348	51	2.41%	18,791	54	1.14%
Loans held for investment, mortgage finance	5,287,531	52,756	3.96%	5,858,599	49,914	3.42%	5,732,901	43,466	3.07%	7,901,534	57,949	2.91%	7,987,521	58,913	2.93%
Loans held for investment(3)	16,843,922	218,512	5.15%	16,616,234	168,407	4.07%	15,686.319	144,134	3.73%	15,348,322	146,436	3.79%	15,266,167	143,864	3.74%
Less: Allowance for credit losses on loans	229,005	—	—	211,385	—	—	212,612	—	—	223,034	—	—	220,984	—	—
Loans held for investment, net	21,902,448	271,268	4.91%	22,263,448	218,321	3.93%	21,206,608	187,600	3.59%	23,026,822	204,385	3.52%	23,032,704	202,777	3.49%
Total earning assets	30,895,281	322,182	4.10%	30,562,524	242,842	3.16%	33,435,798	209,027	2.54%	36,404,408	220,394	2.40%	35,873,402	217,121	2.40%
Cash and other assets	918,630			870,396			819,486			835,293			855,555
Total assets	$31,813,911			$31,432,920			$34,255,284			$37,239,701			$36,728,957

Liabilities and Stockholders’ Equity
Transaction deposits	$1,444,964	$5,239	1.44%	$1,671,729	$3,920	0.94%	$2,432,687	$3,962	0.66%	$3,007,337	$4,664	0.62%	$3,012,547	$4,737	0.62%
Savings deposits	10,249,387	46,555	1.80%	8,696,819	15,462	0.71%	10,420,545	8,583	0.33%	10,529,645	8,419	0.32%	10,044,995	8,262	0.33%
Time deposits	1,701,238	8,523	1.99%	877,399	1,184	0.54%	1,038,722	1,085	0.42%	1,276,800	1,430	0.44%	1,640,562	1,720	0.42%
Total interest bearing deposits	13,395,589	60,317	1.79%	11,245,947	20,566	0.73%	13,891,954	13,630	0.40%	14,813,782	14,513	0.39%	14,698,104	14,719	0.40%
Short-term borrowings	1,931,537	10,011	2.06%	2,232,119	4,859	0.87%	1,770,781	758	0.17%	2,267,013	771	0.13%	2,299,692	748	0.13%
Long-term debt	921,707	12,663	5.45%	929,616	11,393	4.92%	929,005	10,595	4.63%	928,307	10,576	4.52%	927,626	10,586	4.53%
Total interest bearing liabilities	16,248,833	82,991	2.03%	14,407,682	36,818	1.02%	16,591,740	24,983	0.61%	18,009,102	25,860	0.57%	17,925,422	26,053	0.58%
Non-interest bearing deposits	12,214,531			13,747,876			14,235,749			15,804,061			15,363,568
Other liabilities	305,554			227,701			243,141			238,833			275,317
Stockholders’ equity	3,044,993			3,049,661			3,184,654			3,187,705			3,164,650
Total liabilities and stockholders’ equity	$31,813,911			$31,432,920			$34,255,284			$37,239,701			$36,728,957
Net interest income		$239,191			$206,024			$184,044			$194,534			$191,068
Net interest margin			3.05%			2.68%			2.23%			2.12%			2.11%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.